EXHIBIT 10.36

AMENDMENT NO. 1 TO CHANGE IN CONTROL AGREEMENT

This Amendment Number One effective as of July 9, 2010 (the “Amendment”) amends that certain Change of Control Agreement dated April 22, 2003 (the “Agreement”) by and between SciClone Pharmaceuticals, Inc. (the “Company”) and Hans P. Schmid (“Employee”). Capitalized terms not otherwise defined herein shall have the meaning ascribed them in the Agreement.

RECITALS

A.    The Board of Directors of the Company (the “Board”) has previously determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of Employee, notwithstanding the possibility or occurrence of a Change in Control (as defined below) of the Company.

B.    The Board believes that it is imperative to provide Employee with certain severance benefits upon Employee’s termination of employment following a Change in Control that will provide Employee with enhanced financial security and provide sufficient incentive and encouragement to Employee to remain with the Company following a Change in Control.

AGREEMENT

NOW, THEREFORE, in consideration of the promises, terms and conditions set forth in this Agreement, the parties agree as follows:

1. Amendment.

(a)	The following provision shall be added to Section 2(a) of the Agreement:

“(iv) The Employee shall be entitled to receive a separation bonus equal to the gross amount of fifty percent (50%) of the average of the Employee’s annual performance bonus paid for the two (2) most recent fiscal years for which bonuses have been paid prior to the termination date.”

2. Miscellaneous. This Amendment may be executed in counterparts, each of which will be an original and both of which together will constitute one and the same instrument. Except as provided herein the terms of the Agreement are not amended in anyway and shall continue in full force and effect.

[Signature Page Follows]

Please sign and date this letter on the spaces provided below to acknowledge Employee’s acceptance of the terms of this Amendment.

Sincerely,
SciClone Pharmaceuticals, Inc.

	By:	/s/ F. Blobel
Friedhelm Blobel
President and Chief Executive Officer

Agreed to and Accepted:

Date: March 18, 2011	/s/ Hans P. Schmid
NAME